Exhibit 99.2

Sachem Capital Corp. Annual Meeting of Shareholders October 13, 2021 NYSE: SACH

NYSE: SACH Safe Harbor This presentation includes forward - looking statements . All statements in this presentation, other than statements of historical facts, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward - looking statements . The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” “expectation,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward - looking statements . We have based these forward - looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short - term and long - term business operations and objectives, and financial needs . These forward - looking statements are subject to a number of risks, uncertainties and assumptions, some of which cannot be quantified and some of which are beyond our control . In light of these risks, uncertainties and assumptions, the forward - looking events and circumstances discussed in this presentation may not occur, and our actual operating and financial results could differ materially and adversely from those anticipated or implied in the forward - looking statements . You should not rely upon forward - looking statements as predictions of future events . Although we believe that the expectations reflected in the forward - looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements . In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward - looking statements . We disclaim any duty to update any of these forward - looking statements after the date of this presentation to confirm these statements in relationship to actual results or revised expectations . All forward - looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this presentation . You should evaluate all forward - looking statements made by us in the context of these risks and uncertainties . 2

NYSE: SACH Senior Management Team John L. Villano CPA, Chairman, Chief Executive Officer, Chief Financial Officer, President and Treasurer John has been Sachem’s Chairman and Chief Executive Officer since the company’s inception in 2010. Mr. Villano is responsible for overseeing all aspects of business operations, including loan origination and servicing, investor relations, brand development, and business developmen t. He was previously engaged in the private practice of accounting and auditing for almost 30 years. Mr. Villano is a Certified Public Accountant and holds a Bac hel or’s Degree in Accounting from the University of Rhode Island. Dr. Peter J. (“Pete”) Cuozzo, Executive Vice President and Chief Operating Officer Pete is an experienced business executive and professional educator with over 40 years of diverse background. Over his career Pe te held cross - functional roles in Information Technology, Finance, Operations, Human Resources, Transportation/Logistics, and Sourcing in such companies as GE, Sa chem Capital Partners, Syngenta, HP, Stanley Black & Decker, Hess Corporation, and TBC Corporation, the last five companies as vice president of lea rni ng, talent management, and organizational effectiveness. Dr. Cuozzo holds a doctorate in Adult Education from Columbia University Teachers College. William C. (“Bill”) Haydon, Chief Investment Officer, Chief Credit Officer and Director of Investor Relations Bill is a talented and seasoned executive with over 25 years of experience in financial services and investment banking. He b rin gs expertise in areas such as lending, securities asset management, initial public offerings, investment banking, and financial strategy and long - term planning. Bill i s responsible for the company’s liquid reserves and securities portfolio and he oversees Sachem’s underwriting team. Prior to joining Sachem Capital Corp. in 2021, Bil l served as a Portfolio Manager at Wells Fargo Advisors Financial, a VP within the Wealth Management division of UBS Financial Services, and Managing Director o f N orthern Mortgage Company, LLC. 3

NYSE: SACH Company Overview ▪ Sachem Capital Corp. is a mortgage REIT headquartered in Branford, Connecticut ▪ Sachem specializes in originating, investing, underwriting, funding, servicing, and managing a portfolio of short - term, high - yielding real estate loans, historically targeting the “fix - and - flip” and real estate development markets • Disciplined underwriting and extensive due diligence - focusing primarily on value of underlying collateral • All loans secured by first lien mortgages with conservative maximum 70% loan - to - value ratio; all loans require personal guarantee by the principals of the borrowers • Solid and sustainable lending platform with strict underwriting criteria and extensive due diligence ▪ Sachem is underpinned by a highly scalable business model that drives increased revenue, cash flow, profits, and dividends ▪ As a REIT, Sachem distributes 90%+ of the Company’s taxable income to shareholders as quarterly dividends 4

NYSE: SACH Investment Highlights x Sachem’s loan portfolio has grown to $172.8M as of June 30, 2021 from $33.8M at year - end 2016 • Favorable competitive landscape with robust loan pipeline • Disciplined underwriting with a conservative loan - to - value ratio x Sachem has opportunistically expanded the geographic footprint of its mortgage loan portfolio beyond Connecticut, to include Texas, Florida and 9 other states x Sachem has a diversified mortgage portfolio: • Additional asset classes, such as larger multi - family and higher - end fix - and - flip properties • Targeting larger - value commercial loans with financially stable, experienced sponsors x In 2020, Sachem achieved record annual revenue of $18.6M and net income of $9.0M despite the COVID - 19 pandemic • In Q2 2021, revenue increased 56% to $6.7M , compared to $4.3M for Q2 2020; achieved 43% increase in interest income on the loan portfolio x Sachem can leverage low - cost debt financing to support growth in the loan portfolio while minimizing dilution • In 2020, raised approximately $56M of unsecured, unsubordinated notes • As of June 30, 2021, Sachem has a 1.5% line of credit with Wells Fargo, secured by short - term securities • Sachem has secured a $200 million master repurchase financing facility (“Facility”) with Churchill MRA Funding I LLC 5

NYSE: SACH Sachem Loan Products 6 Fix - and - Flip Loans Bridge Loans Distressed / Foreclosure Loans Commercial Real Estate Development New Construction Loans Mission: To create value for our clients and shareholders with tailored solutions across real estate assets, that help build better communities

NYSE: SACH 4.56% 2.60% 13.20% 13.69% 13.31% 14.99% 10.45% 10.12% 4.75% 12.33% 0% 2% 4% 6% 8% 10% 12% 14% 16% 2014 or Later 2010 - 2013 2000 - 2009 1990 - 1999 1980 - 1989 1970 - 1979 1960 - 1969 1950 - 1959 1940 - 1949 1939 or Earlier 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Inventory Long-Run Average Strong Economic Backdrop Supporting Our Market 7 Source: National Association of Realtors, U.S. Census Bureau, Standard & Poors E XISTING H OUSING I NVENTORY ( IN M ILLIONS ) S INGLE F AMILY H OUSING S TARTS (S EASONALLY A DJUSTED A NNUAL R ATE ) D ISTRIBUTION OF E XISTING H OME A GE H OME P RICE A PPRECIATION 0 500 1,000 1,500 2,000 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Single Family Housing Starts Long-Run Average (5%) 0% 5% 10% 15% 125 175 225 275 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 20-City HPI Year-Over-Year Growth

NYSE: SACH $30,000 $33,599 $37,400 $36,750 $48,611 $53,900 $52,000 $55,100 $60,769 $65,000 $64,000 $62,188 $66,300 $0 $20,000 $40,000 $60,000 $80,000 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Market Overview: Sustainable Fix - and - Flip Activity ▪ The broader market backdrop continues to support growth for residential construction projects • Demand far outpacing available supply • A decade of under - development has led to aging housing stock in which the median house is ~40 years old A VERAGE H OME F LIPPING G ROSS P ROFITS P ER T RANSACTION 8 Source: ATTOM Data Solutions

NYSE: SACH Market Overview: Favorable Home Prices ▪ Sachem’s historical primary market (Connecticut) has benefitted from several trends accelerated by the COVID - 19 pandemic: • Movement out of dense urban locations, including New York City, to suburban neighborhoods • Increased demand for larger, more spacious housing as workers adjust to a greater proportion of remote work • Lower interest rates, improving mortgage affordability for home purchasers O NE Y EAR H OME P RICE I NDEX 9 Source: Zillow 20.9% 16.3% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 Connecticut United States

NYSE: SACH Target Market and Opportunity 10 • It can take the SBA 6+ months to close on a large loan • Competitors have tightened their lending criteria • Demand for property has outstripped supply Developers, builders, and investors are facing tightening restrictions in the capital markets • Sachem can close a loan in as quickly as 5 days, whereas our competitors can take 3 - 6 + months • Due diligence is more centered around the value of the collateral rather than the property cash flows or borrower’s credit • Combination of speed and flexibility enables us to adapt to new market conditions More flexibility in structuring loans than competitors to better meet the needs of the borrower • Offsets rate compression and helps us maintain a low foreclosure rate • Collateral less susceptible to value swings in the residential market • Term is generally limited to 1 year to mitigate interest rate risk Sachem’s latest initiative is to focus on larger sized loans with financially stable, experienced developers

NYSE: SACH The Sachem Advantage Over 1,450 transactions completed More than $400M in origination since inception Loss on REO / foreclosures since inception: ½ of 1 percent* Conduct lending services in 12 states 11 Favorable competitive landscape ▪ Sachem is able to structure loans to meet the unique needs and business plans of its borrowers ▪ Many banks and other traditional lenders still have restrictive lending criteria ▪ Many non - traditional lenders are undercapitalized ▪ Competitor policies inhibit borrowers’ repeat business * (realized loss based on total loans funded) as of December 31, 2020 As of June 30, 2021

NYSE: SACH Loan Process 12 Origination • Developed virtual lead platform that can be scaled as needed • 4 underwriters and a senior credit officer focusing on deep relationships with borrowers • Significant repeat business • Target states with favorable demographic trends and lending laws Underwriting • Strict underwriting standards: maximum LTV of 70%, with personal guarantees, and typically cross - collateral on other properties • Independent appraisal report • Site visit of underlying property • Comprehensive review on permits, plans, budgets, records, and property information Transaction Management • Legal and settlement located strategically throughout the states we operate in • Ability to move expeditiously and responsively • Provide preliminary term sheet within 48 hours of receipt of complete underwriting information Loan Review • Thorough analysis and due diligence of assets • Comprehensive investment memo with financial projections for every loan Loan Approval and Funding • All loans are reviewed and cleared by a Chief Credit Officer and NAMU® - CCUP Certified Commercial Mortgage Underwriter • Ability to close loan funding within 5 days of preliminary term sheet Servicing and Asset Management • Frequent communication with borrowers • Prudent and proactive asset management • Internal loan servicing

NYSE: SACH Sales Presence Origination Locations 13 Strong core Eastern Seaboard presence complemented by local lending capability Austin, TX Naples, FL Branford, CT

NYSE: SACH Loan Portfolio Summary Terms 14 Range of $100,000 to $20,000,000 Principal Amount Up to 70% loan - to - value Loan to Value Ratio 1 to 3 years Term 2.0% to 5.0% Origination Fee Interest rate offered as low as 6.9% Interest Rate Interest - only monthly with principal at maturity Payment Terms

Loan Portfolio Overview

Summary Distribution by Loan Amount[1]



$500k or More
$100k - $250k
$250k - $500k
$100k or Less
6.1%
20.0%
52.2%
21.7%

Summary Distribution by Loan Maturities[2]



2021
2022
2023 and Later
7.1%
39.3%
53.6%

Summary Distribution by State[1]



CT
FL
NY
Other
9.2%
4.1%
9.6%
77.0%

Summary Distribution by Real Estate Type[2]



Residential
Commercial
Land
Mixed Use
5.3%
6.9%
27.1%
60.7%

(1) Data as of December 31, 2020
(2) Data as of June 30, 2021

NYSE: SACH

15

SACHEM CAPITAL

NYSE: SACH Summary Financial Performance 16 R EVENUE B REAKDOWN ($ IN M ILLIONS ) E ARNINGS P ER S HARE $0.9 $1.1 $1.3 $1.5 $1.7 $2.0 $1.8 $1.8 $2.1 $1.9 $1.9 $1.0 $1.8 $2.1 $2.2 $2.4 $2.3 $2.4 $0.2 $0.3 $0.4 $0.6 $0.8 $0.7 $0.7 $0.7 $0.6 $0.8 $0.9 $0.6 $1.3 $1.0 $0.8 $1.3 $0.9 $1.9 $1.1 $1.4 $1.6 $2.2 $2.5 $2.7 $2.4 $2.5 $2.7 $2.6 $2.8 $1.6 $3.2 $3.2 $3.0 $3.7 $3.2 $4.3 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 Net Interest Income Fee Income $0.06 $0.09 $0.12 $0.12 $0.13 $0.14 $0.13 $0.11 $0.13 $0.06 $0.10 $0.04 $0.10 $0.10 $0.10 $0.11 $0.10 $0.10 $0.00 $0.05 $0.10 $0.15

NYSE: SACH Attractive Returns at Modest Leverage 17 A NNUALIZED T OTAL E CONOMIC R ETURN (1) T OTAL D EBT - TO - E QUITY R ATIO (1) Total economic return represents the change in book value per common share plus dividends per common share paid (2) Shareholders’ equity does not include net proceeds of $40.6 million from the June 2021 public offering of preferred stock 0.3x 0.4x 0.2x 0.3x 0.4x 0.5x 0.5x 0.5x 0.3x 0.3x 0.7x 0.7x 0.7x 1.0x 1.7x 1.6x 0.9x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 16.2% 13.5% 13.4% 14.5% 16.7% 14.8% (2.7%) 32.6% 23.7% 28.6% 4.0% (2.9%) 25.1% 9.8% (1.5%) 25.9% 24.2% (2) (5%) 0% 5% 10% 15% 20% 25% 30% 35% 40%

NYSE: SACH Sachem Growth Strategy 18 Goal: To deploy larger amounts of capital with potentially higher returns, better sponsorship, and lower risk Take advantage of positive trends within the real estate sector Capitalize on opportunities due to structural changes that limit competitors’ lending Grow loan portfolio beyond Connecticut, with a focus on Texas and Florida Expand to additional asset classes and higher value loans (e.g., larger multi - family and higher - end fix - and - flip) Target larger - value commercial loans with financially stable, experienced sponsors

NYSE: SACH Successful Initiatives 19 6 States Average loan: $196,000 Average term maturity: 11 months 2018 Loan origination: $42 Million / $1.4 Million Net 12 States Average loan: $314,000 Average term maturity: 8 months 2020 Loan origination: $117 Million / $1.9 Million Net Multi - State Expansion Increased Loan Size Reduced Interest Rate Risk Loan Origination / Net Fee Growth

NYSE: SACH Loan Portfolio Performance 20 Year - Ending Quarter - ending ($ in Thousands) Dec - 2018 Dec - 2019 Dec - 2020 June - 2021 Total Assets $86,014 $141,211 $226,670 $296,317 Number of Loans in Portfolio 403 438 495 477 Principal Amount of Loans in Portfolio $78,891 $94,349 $155,616 $172,793 Weighted Average Interest Rate (1) 12.85% 12.42% 11.79% 11.72% Average Outstanding Loan Balance $196 $215 $314 $362 Weighted Average Term (Months) 11 10 8 8 Foreclosures In Process 13 9 16 12 (1) Weighted average interest rate does not include origination fee income. S UMMARY L OAN P ORTFOLIO O VERVIEW T OTAL A SSET G ROWTH ($ IN M ILLIONS ) C UMULATIVE L OAN O RIGINATIONS ($ IN M ILLIONS ) $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21

NYSE: SACH Balance Sheet Summary 21 ($ in Thousands) June 30, 2021 December 31, 2020 Assets Cash and cash equivalents 62,225,813 19,408,028 Short - term marketable securities 44,502,267 37,293,703 Mortgages receivable 172,793,975 155,616,300 Interest and fees receivable 2,017,996 1,820,067 Due from borrowers 2,306,346 2,025,663 Property and equipment, net 2,168,988 1,433,388 Real estate owned 7,892,845 8,861,609 Other assets 2,409,163 211,426 Total Assets $296,317,393 $226,670,184 Equity and Liabilities Unsecured unsubordinated fixed rate notes 110,143,564 109,640,692 Line of Credit 34,276,418 28,055,648 Mortgage Payable - 767,508 Notes Payable 42,918 54,682 Total Debt 144,462,900 138,518,530 Other Liabilities 5,565,089 4,577,137 Equity 146,289,404 80,919,540 Total Equity and Liabilities $296,317,393 $226,670,184 Total Debt / Equity 98.75% 171.2% Total Debt / Assets 48.75% 61.1% Asset Coverage 205% 163.6%

NYSE: SACH Income Statement Summary 22 ($ in Thousands) June 30, 2021 June 30, 2020 Revenue Interest income from loans 4,682,295 3,265,677 Investment income 180,120 33,162 Income from partnership investment 36,868 - G ain (loss) on sale of investment securities 85,471 (8,925) Origination fees 831,893 647,499 Late and other fees 61,970 21,099 Processing fees 43,410 39,665 Rental income (loss), net (9,398) 29,456 Debt forgiveness 257,845 - Other income 543,421 283,009 Total Revenue $6,713,895 $4,310,642 Operating Costs and Expenses Interest and amortization of deferred financing costs 2,505,234 1,152,302 Professional fees 251,170 110,104 Compensation, fees and taxes 812,143 388,075 Exchange fees 12,465 - Other expenses and taxes 23,506 6,534 Depreciation 21,263 14,688 General and administrative 248,308 127,460 Loss on sale of real estate 14,962 - Impairment loss 294,000 245,000 Total Operating Costs and Expenses $4,183,051 $2,044,163 Net Income 2,530,844 2,266,479 Unrealized (loss) gain on investment securities (104,316) 221,449 Comprehensive Income $2,426,528 $2,487,928 Earnings Per Share $0.10 $0.10 Weighted average common shares outstanding (diluted) 24,857,897 22,117,301

NYSE: SACH Key Statistics 23 NYSE American: SACH Share price (as of 10/1/21): $5.48 Common Shares Outstanding (8/13/21): 28.3 M Market Capitalization: $155.2 M Shareholders’ Equity (6/3/21): $146.3M Dividends (TTM): $0.48 Insider Ownership (fully diluted): 7.5%

Sachem Capital Corp. Investor Presentation

– October 2021 NYSE: SACH Q & A

Sachem Power Point Script

Slide 2 – Safe Harbor

Please take a moment to review the forward-looking statement included in our presentation. You should fully understand the risks of reliance on these statements and should evaluate all statements contained herein completely. Finally, any statement, conclusion or assumption made by Sachem is not a predication of future events.

Slide 3 – Management Team

As you review this slide, let me give you some background on our Company and the commitment of management.

Sachem was formed in December of 2010, as a partnership specifically to address the lack of liquidity in the banking sector, the inability of banks to understand small balance commercial real estate loans and finally their ability to execute in a timely manner. Our immediate goal was to locate sources of capital and more importantly develop a dependable business model that not only generates sustainable profits but remains stout and robust in difficult times. During the period from December 2010 to the date of our IPO in 2017, Sachem sourced 175 partners, raised $28MM in equity capital and obtained a $15MM credit facility. This was a time of rapid loan growth, system and control implementation and of course, fantastic profits. During this period Sachem earned the reputation as the go-to lender in the CT hard money lending space.

The management of Sachem is committed to the success of the company. This commitment can be seen by our large and continued investment in the Company, our initial transition from external to internal management and finally our focus on bottom line results.

As an investor in Sachem, you should look at your investment in us as we look at an investment in our borrower clientele. Does management have enough skin in the game to make the right decisions, to push past difficult times and truly take an interest in the direction of the Company?

Slide 4 – Company Overview

In general, Sachem is a vertically integrated mortgage REIT. We originate, underwrite, fund, service and manage all our first lien mortgages. Our loans are often called hard money loans because they are specifically collateralized by hard real estate assets. We are rarely a seller of our mortgage notes.

Since our inception and through December 2020, Sachem has made approximately 1500 mortgage loans with an approximate principal balance of $381MM. Our historical loss % on these loans is approximately ½ of 1%.

I would like to touch on a few points: First, Sachem is internally managed, with a full-service business model that is highly scalable, second, we are a disciplined underwriter based on conservative property valuations, third, we maintain a conservative approach to portfolio diversification and finally our ability to now access the capital markets for low-cost debt capital fueling loan and revenue growth.

Slide 5 – Investment Highlights

We realize there are many investment choices to invest your hard-earned dollars. In terms of risk v. reward, we think Sachem stacks up pretty well.

Here are some factors for you to consider as you contemplate an investment in Sachem:

1.	Management owns greater than 7% of the company and are not sellers of the stock. We are working owners with a focus on bottom line performance.
2.	Our loans are high yield assets not directly tied to interest rate fluctuations.
3.	Our leverage is low compared to our peers.
4.	The management team can protect invested assets and provide stability of growth and profits.
5.	Sachem is the benefactor of an aging housing stock resulting in an unrelenting demand for our loan products. Our loan backlog is approximately $60MM.
6.	We have a history of significant profits and a track record of managing troubled assets with minimal losses.
7.	Our business model is robust, scalable and highly profitable as evidenced by our recent filings.

Slide 6 – Sachem Loan Products

As a non-bank finance company, Sachem is an obvious choice for developers as they look to finance their current opportunity. We have found that ease of finance carries significant weight to the developer finance equation. Why then is Sachem part of the developer value equation?

1.	Sachem will lend on most all property types;
2.	Sachem will allow additional real estate collateral as well as borrower earnest money deposits. Further, a credit blemish will not deter financing;
3.	Time from application to close is short compared to banks;
4.	Sachem is bridge financing, so a higher cost of interest and fees is not significant in the overall project economics;
5.	Construction draw financing is quick compared to banks; and
6.	Sachem can and will extend a note to accommodate a borrower if delays have occurred.

Slide 7 – Strong Economic Backdrop Supporting our Market

As housing ages in the U.S., Sachem is positioned to be a significant player in the growth of the non-bank lending space. Speed of execution coupled with our stellar reputation gives us a first look at most opportunities. The growth of our loan portfolio is only limited by available efficient capital and access to opportunities.

Further, long term trends in existing housing and single-family housing starts show long periods of under capacity and a shortfall of new housing.

Some important points from this slide:

1.	Lack of housing, COVID and a limited number of new housing starts have created shortages giving rise to higher prices thus protecting invested loan principal.
2.	The age of the housing stock in the U.S. will give rise to renovation opportunities and subsequent “fix and flip” business.

Slide 8 – Market Overview- Sustainable Fix and Flip Activity

If investors and developers can earn reasonable returns on invested capital the fix and flip business will remain strong and quite robust.

Shortages in housing inventory have given rise to rising prices of home resales as developers search for qualifying property to renovate. Quality renovation property is scarce due to moratoriums on foreclosures as well as evictions. Government mandates have slowed the overall pace of foreclosures limiting the supply of distressed fix and flip property. At this point the courts are jammed with cases creating a backlog with significant time delays to unlock capital.

Slide 9 – Market Overview- Favorable Home Prices

Connecticut, our primary market, has enjoyed significant real estate benefits due to the COVID pandemic. First and foremost, rising real estate prices exist throughout New England as people leave densely populated urban areas for more living space, better schools, remote work, and an overall better quality of life. Lower interest rates have made homes more affordable and thus helped push real estate prices higher.

Slide 10 – Target Market and Opportunity

Many of our borrowers will not fit the local bank’s “lending box”. As a result, most of these A-,or B+ loan opportunities find their way to non-bank lenders like Sachem. Our borrowers require quick closings and for this service most often negotiate lower purchase prices on the real estate they are buying. They also look for flexibility in credit determination, loan structuring, and construction funding. Most banks are unable to accommodate these borrowers due to regulatory restrictions. Quite simply, the Banks are fighting a battle with the 600lb gorilla on their back and cannot effectively compete with non-bank finance.

Sachem is now looking for larger loans with more financially stable and seasoned developers. While these loans are often priced more attractively for the borrower, our loan funds are invested for longer periods and often with pre-payment fees and success fees upon completion. The rapid payoff of mortgage notes prior to maturity often occurs in the smaller loans, thus reducing returns while the funds remain idle as new opportunities are located.

Slide 11 – The Sachem Advantage

Our business model is based on just a few key factors:

1.	Disciplined underwriting, and unwavering due diligence;
2.	Extensive collateral analysis;
3.	Flexibility to structure loans;
4.	Timely execution and delivery and finally; and
5.	Management of the borrower.

We insist on steady and sensible growth in our loan portfolio. As stated previously, we prefer to hold our notes and most often refuse to sell our paper to others. We are comfortable with our notes, their yield and expectation of repayment.

Bottom line results are almost automatic with a properly underwritten loan package.

Slide 12 – Loan Process

As a non-bank real estate finance company, we move quickly and decisively when a funding opportunity presents itself. We are not limited by real estate classification, age, or location when we evaluate a loan opportunity. Our focus is on value and ultimately the borrower’s investment and commitment to the deal. We diversify our portfolio to obtain the best value prospects for our invested dollars.

We do not lend-to-own like some of our competitors. We understand every deal is different and on occasion some extra effort is needed to get the desired result. We will and can assist our borrowers when necessary to work a deal into the clear.

At Sachem, we nurture our borrowers and look for them to be successful as we build our relationship. Their success will lead to our sustained growth and bottom-line net income.

Important take ways from this slide:

1.	Ongoing underwriting diligence with appraisals, site visits and background checks;
2.	Ability to conclude diligence quickly and fund timely; and
3.	Ongoing borrower interaction through servicing personnel and asset management such as ongoing property inspections.

Slide 13 – Origination Locations

Sachem has been predominantly a CT based lender with as much as 90% of our loan originations sourced within 70 miles of our office. Since the end of 2019, the Company has diversified our loan portfolio to include operations in Florida, Texas and nine other states. Our moves beyond the CT border are opportunistic in nature as we search for low risk, high yield opportunities with attractive valuations. We are continually searching for lending partners and originators to assist in providing us deal flow and boots on the ground service. We expect our expansion to continue throughout 2021 and into 2022.

Slide 14 – Loan Portfolio Summary Terms

This slide reflects factual information on our loan products for the quarter ended June 30, 2021. Let me clarify a few items.

We have two loan products, a one-year and three-year loan. Origination fees range from 2.0% to 5.0% of the loan principal with credits for prompt payoff. Both loans are interest-only with principal payable at maturity. Approximately 90% of our loans have a note rate more than 12% and approximately 85% of our notes are one-year paper. In a default situation, the interest rate on the note will go to 18% and remain until the default is cured by the borrower.

In recent quarters our gross loan origination income has increased significantly due to our transition to larger loan sizes and increased lending volume. Our maximum loan to value is 70%. No borrower has commitments to Sachem for more than 10% of the portfolio.

Finally, the Company is offering interest rates as low as 6.9% plus origination fees to well qualified and collateralized borrowers with projects that fit specific guidelines for inclusion in our Churchill Credit Facility.

Slide 15 – Loan Portfolio Overview

Our portfolio is designed so no single loan or borrower will cripple our ability to pay dividends to our shareholders. Historically, the residential fix-and-flip portion of our portfolio has averaged between 65% and 70% of total loan balances and is now 60.7% reflecting our transition away from resi- fix and flip to better loan-to-value propositions for our capital.

52% of our loans are $500,000 or more reflecting our move to larger loans and better sponsors.

For clarification, when we mention residential mortgages, we are talking about 1-4 family buildings held for investment or rental. We are not a residential lender to homeowners for their residence and thus are not subject to the lending requirements imposed on Banks.

Consistent loan growth and minimal loss reserves confirms our lending process.

Slide 16 – Summary Financial Performance

As you look at our operating performance since our IPO in February 2017, please take note of the following occurrences within the 18 quarter period, first, in June 2019, the repayment of our Webster Bank line of credit prior to maturity incurring approximately $800,000 in one time costs to terminate the facility, second, in November 2019, the beginning of the restructuring of our balance sheet moving to unsecured bonds to finance our loan growth and finally, the occurrence of the COVID pandemic beginning in February 2020. During this 18-quarter period our average quarterly earnings per share was approximately 10 cents and total assets have grown approximately 5 times to approximately $300 million as of June 30, 2021. Further, we have invested heavily in personnel, technology and workspace during this period. These re-investments in our Company reduce earnings per share (EPS) but reinforce the long trend in earnings and dividends.

Slide 17 – Attractive Returns at Modest Leverage

Prior to our IPO, Sachem grew its balance sheet based on capital contributions from new and existing partners. Simply, this is a crawl before you run strategy, ultra conservative and low overhead. It is also a most difficult way to grow a business. While our current business model has changed somewhat over the years there are important threads we need to review here:

First, virtually all our assets are unencumbered. While our unsecured bonds are more costly than bank finance, the bonds allow us to take advantage of lending opportunities should they arise, contain only one covenant, be repaid without penalty, and allow for additional financing in a timely manner.

Second, our average loan principal has grown significantly during the past two years as we move to better sponsors and collateral.

Third, we are seeking lending partners that have a business mindset similar to ours. This is an attempt to diversify our asset concentration, search for better lending opportunities and get boots on the ground coverage and finally, we are not big on overleveraging our portfolio.

As with all our competitors, Sachem benefits greatly from debt and the use of leverage. Industry wide the use of leverage will boost revenue and ultimately EPS making management look like superstars. Overleverage is like playing with a sharp knife. A slight misstep and pain sets in.

The key is balance. During June of 2021, Sachem raised approximately $45M of preferred stock to bolster our balance sheet, and as you all know we utilize our at-the-market offering to raise equity capital with sales above our book value. This is not a money grab, but an ongoing plan to manage our assets and our downside risk. As you are aware, our financing plan worked perfectly during COVID, as the world instantly looked for capital, we took advantage of lending opportunities. Having the right mix of capital lets our executives sleep well at night and as our investors you should too.

Slide 18 – Sachem Growth Strategy

Our strategy is to upsize our historical lending model from small balance residential fix and flip to larger multifamily, high-quality fix and flip and commercial loans where quality of sponsor and project protect our invested capital.

Slide 19 – Successful Initiatives

As you review this slide there are important takeaways to note.

1.	Loan origination volume is expanding as well as origination fees. Remember our review of slide 16 where fee income is an ever-increasing part of our gross revenues.
2.	Loan length is decreasing reflecting a robust real estate market and proper underwriting.

One important topic not contained in this slide is the complete restructuring of our balance sheet as we moved from all our assets being secured to unsecured lending with significant equity to weather any market downturn. Our focus is protecting our assets and providing safe reasonable returns.

Slide 20 – Loan Portfolio Performance

At Sachem, we like to lend often and early in the process. Lending early minimizes risk and allows for attractive loan pricing. Lending early also provides room for the refinance lender to return our capital. Significant refinance activity provides multiples of fees like legal, processing, inspection, appraisal and background.

Please take note of the following metrics:

1.	Our weighted average interest rate holds up nicely as other lenders fight rate compression.
2.	Our average outstanding loan balance is up 84% from 2018.
3.	Our average loan term has decreased from 11 to 8 months reducing interest rate risk.
4.	Our growth in total assets has increased approximately 244% and lastly
5.	Foreclosures, despite COVID, are in check.
6.	Consistent loan growth and minimal loss reserves confirms our lending process.

Slide 21 – Balance Sheet Summary

All information contained in this slide is readily available on the SEC website.

As we continue to improve our balance sheet notice the reduction in our debt-to-equity ratio and the increase in our asset coverage. We will continue to bombproof our balance sheet as this real estate market ages.

Slide 22 – Income Statement Summary

All information contained in this slide is also readily available on the SEC website.

As you all know we have accessed our ATM during 2020 raising significant amounts of capital with sales of stock well in excess of book value. During the first half of 2021 we sold approximately 4.5M shares realizing net proceeds, before offering costs, of approximately $27.6M As we grow our shares outstanding, we have maintained our EPS while strengthening our balance sheet.

Slide 23 – Key Statistics

This slide concludes our presentation. If you desire to ask any questions, please feel free to do so.

DAVID Do we have any questions at this time?

(Question and Answer Period)

JLV Thank you all for your attendance at the meeting. We look forward to your attendance on November 3, 2021, at 10 AM, to vote on the charter amendment. I hope everyone stays safe.

Thank you all for participating and your continued support of Sachem.